EXHIBIT 21
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                           SUBSIDIARIES OF REGISTRANT
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             1.   Omnirel Corporation, incorporated under the laws of the State of Massachusetts, doing business under the name "Omnirel Corporation"

             2. Transition Analysis Component Technology, Inc., incorporated under the laws of the State of Delaware, doing business under the names "Transition Analysis Component Technology, Inc." and "TACTech"